As filed with the Securities and Exchange Commission on December 11, 2002

Registration No. 333-55160

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

REALNETWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1628146 (I.R.S. Employer Identification Number)

2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(206) 674-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian V. Turner
Senior Vice President — Finance and Operations,
Chief Financial Officer and Treasurer
RealNetworks, Inc.
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(206) 674-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications should be sent to:
Patrick J. Schultheis, Esq.
Christian E. Montegut, Esq.
Wilson Sonsini Goodrich & Rosati, Professional Corporation
5300 Carillon Point
Kirkland, WA 98033-7356

Approximate date of commencement of proposed sale to the public:
This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     On February 7, 2001, RealNetworks, Inc. filed a registration statement on Form S-3 (No. 333-55160) (the “Registration Statement”) which registered 669,345 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Commission on February 14, 2001.

     The Registration Statement was filed in order to register shares of the RealNetworks’ common stock issued to the former shareholders of Aegisoft Corp., which was acquired by RealNetworks on December 29, 2000. Based on the records of RealNetworks’ transfer agent, of the 669,345 shares registered under the Registration Statement, the selling shareholders resold an aggregate of 596,366 shares of RealNetworks’ common stock under the Registration Statement or Rule 144 of the Securities Act of 1933, as amended.

     In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, RealNetworks respectfully requests that the Commission remove from registration a total of 72,979 shares that remain unsold under the Registration Statement. RealNetworks is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between the Company and the former shareholders of Aegisoft Corp. expired on August 14, 2001.

     Accordingly, RealNetworks hereby de-registers 72,979 shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on December 10, 2002.

REALNETWORKS, INC.

By:	/s/ Robert Glaser Robert Glaser Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities on December 10, 2002.

Signature	Title

/s/ Robert Glaser Robert Glaser	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Brian V. Turner Brian V. Turner	Senior Vice President — Finance and Operations, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Edward Bleier Edward Bleier	Director

* James W. Breyer James W. Breyer	Director

Jeremy Jaech	Director

Kalpana Raina	Director

*By:	/s/ Robert Glaser
Robert Glaser
Attorney-in-Fact